Exhibit 11

                   THE SOLOMON-PAGE GROUP LTD. AND SUBSIDIARY


             SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE

                               SEPTEMBER 30, 1997

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

PRIMARY:
   Net Income                                                                  $      1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                  542,700
   Interest Expense Reduction, Net of Tax Effect                                         18,326
                                                                               ----------------

   NET INCOME USED FOR PRIMARY PER SHARE AMOUNTS                               $      1,843,391
                                                                               ================

   Average Shares Outstanding                                                         5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
   Stock Method" Issuable upon Exercise                                               3,959,893
                                                                               ----------------

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF PRIMARY
     INCOME PER SHARE                                                                 9,091,644

   PRIMARY NET INCOME PER COMMON SHARE                                         $            .20
                                                                               ================

FULLY DILUTED:
   Net Income                                                                  $      1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                  504,187
   Interest Expense Reduction, Net of Tax Effect                                         18,326
                                                                               ----------------

   NET INCOME USED FOR FULLY DILUTED PER SHARE AMOUNTS                         $      1,804,878
                                                                               ================

   Average Shares Outstanding                                                         5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
     Stock Method" Issuable upon Exercise                                             3,959,893

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF FULLY DILUTED
     INCOME PER SHARE                                                                 9,091,644

   FULLY DILUTED NET INCOME PER COMMON SHARE                                   $            .20
                                                                               ================
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